                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)  May 12, 1998

                         U.S. PLASTIC LUMBER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

       Nevada                         3080                             87-0404343
(State of incorporation)   (Primary Standard Industrial        (I.R.S. Employer/organization
                             Classification Code Number)            Identification No.)

                              ---------------------


           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: 561-394-3511

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      (a) On May 12, 1998, the Registrant entered into a Plan of Merger Agreement with Cycle Masters, Inc. ("CMI"). The consideration under the Plan of Merger was $1,600,000 in cash, 200,000 shares of non-registered common stock, par value $.0001, of U.S. Plastic Lumber Corporation, and a Promissory Note in the amount of $250,000 at an interest rate of 8.5%, interest only payments for one year with the principal being due one year from date of Closing. The Registrant also executed a Lease to use the building and property upon which the business operates from the principal shareholder of CMI, James P. Cole, for a term of five years at an initial monthly rental of $2,000 per month. The building consists of approximately 15,600 sq. ft. and is located on 7.5 acres.

      The amount of consideration was determined by a number of factors, including but not limited to, an independent appraisal of the business value of CMI utilizing traditional business valuation formulas, the vertical integration aspects the Registrant believes will be derived from this merger, the skill and expertise of the management team being acquired, and the goodwill of the customer base being acquired. All negotiations relative to all transactions hereunder were accomplished in an arms length manner.

      The shareholders of CMI were James P. Cole and Scott House. Neither individual had any relationship with the Registrant prior to this merger, other than as a competitor of the Registrant.

      The funding used by the Registrant was derived from cash on hand of the Registrant plus cash available from the Registrant's credit line facility with its Bank, PNC Bank of Delaware.

      (b) The business of CMI is the manufacture and sale of plastic lumber made from 100% recycled materials. The business is operated in a facility in Sweetser, Indiana consisting of approximately 15,600 sq. ft. located on approximately 7.5 acres. The business operates with three plastic extrusion lines. The Registrant intends to continue to devote the assets for the purposes currently used by CMI.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      U.S. Plastic Lumber Corporation and Subsidiaries

         Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998 and
         unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1998 and the twelve months ended
         December 31, 1997                                                                         F-1 to F-7

      Cycle-Masters, Inc.

         Audited Balance Sheet as of September 30, 1997 and Statements of Income
         and Retained Earnings and Cash Flows for each of the years in the two years ended September 30, 1997. Unaudited Balance Sheet as of March 31,
         1998 and unaudited Statements of Income and Retained Earnings and Cash
         Flows for the six months ended March 31, 1998 and 1997                                    F-8 to F-17

      Exhibits. None






                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                       U.S. Plastic Lumber Corporation
                                                (Registrant)



      Date:  JULY 14, 1998             By: /s/ BRUCE C. ROSETTO
           -----------------               -------------------------------
                                           Bruce C. Rosetto, Vice President and
                                           General Counsel/Secretary

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

    The following unaudited pro forma consolidated financial information gives effect to the combination for financial reporting purposes of U.S. Plastic Lumber Corp. and the subsidiary companies owned as of December 31, 1996 (USPLC) with the following companies acquired since December 31, 1996:

          Recycled Plastics Industries, Inc. (RPI), acquired January 27, 1997 Advanced Remediation and Disposal Technologies, Inc. (ARDT), acquired February 24, 1997
          Environmental Speciality Products, Inc. (ESP), acquired March 28, 1997 Integrated Technical Services, Inc. (ITS), acquired March 31, 1997 EnviroPlastics Corporation (EPC), acquired June 30, 1997
          Waste Concepts, Inc. (WCI), acquired November 18, 1997
          Green Horizon Environmental, Inc. (GHE), acquired January 2, 1998 Chesapeake Plastic Lumber, Inc. (CPL), acquired March 1, 1998 Cycle-Masters, Inc. (CMI), acquired May 13, 1998

    The pro forma consolidated financial information is based on the historical financial statements of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, and CMI, and on estimates and assumptions set forth below and in the notes to the pro forma consolidated financial information. Insignificant acquisitions and companies with insignificant or no operations (e.g. CTI) are not included in the pro forma information.

    The pro forma consolidated balance sheet as of March 31, 1998 gives effect to the combination of USPLC and CMI as if the acquisition had occurred on the latest balance sheet date, March 31, 1998. As of March 31, 1998 the balance sheets of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE and CPL are included in the USPLC consolidated balance sheet.

    The pro forma consolidated statements of operations present pro forma results from operations for the year ended December 31, 1997 and the three months ended March 31, 1998. For purposes of the pro forma consolidated statements of operations, the acquisitions of RPI, ARDT, ESP, ITS, EPC, WCI, GHE CPL and CMI are included as if the acquisitions had occurred on January 1, 1997.

    The pro forma consolidated statements of operations for the three months ended March 31, 1998 includes: (i) the unaudited financial information of USPLC for the three months ended March 31, 1998 (which includes USPLC and GHE for the three months ended March 31, 1998, and CPL for the one month ended March 31, 1998; (ii) the unaudited financial information of CPL for the two month period ended February 28, 1998; and (iii) the unaudited financial information of CMI for the three months ended March 31, 1998.

    The pro forma consolidated statements of operations for the year ended December 31, 1997 (which includes the audited financial information of USPLC for the year ended December 31, 1997, RPI for the eleven months ended December 31, 1997, ARDT for the ten months ended December 31, 1997, ESP and ITS for the nine months ended December 31, 1997, EPC for the six months ended December 31, 1997 and WCI for the one month ended December 31, 1997; (ii) the unaudited financial information of GHE for the year ended December 31, 1997; (iii) the unaudited financial information of CPL for the year ended December 31, 1997; and (iv) the audited financial information of CMI for the year ended September 30, 1997.

    Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial information presented herein is not necessarily indicative of the results the companies would have obtained had the acquisitions occurred on January 1, 1997, as assumed, or of the future results of the companies. The pro forma consolidated financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in the Prospectus.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                       PROFORMA CONSOLIDATED BALANCE SHEET
                       -----------------------------------


                                 MARCH 31, 1998
                                 --------------
                                  (unaudited)

                                                                       Pro Forma
                                          USPLC           CMI         Adjustments     Pro Forma
                                      ------------   ------------    -----------    ------------
               ASSETS

CURRENT ASSETS:
    Cash and cash equivalents         $  1,096,911   $        621     (1,600,000)a  $   (502,468)
    Accounts receivable, net             6,452,550        545,582                      6,998,132
    Inventories                          1,768,790        398,108                      2,166,898
    Prepaid expenses and other             401,638             --                        401,638
                                      ------------   ------------    -----------    ------------
              Total current assets       9,719,889        944,311     (1,600,000)      9,064,200

PROPERTY, PLANT AND EQUIPMENT (net)      7,649,571        806,361         86,418  c    8,542,350

OTHER ASSETS:
    Acquired intangibles, net            7,556,753         24,696      1,891,218  c    9,472,667
    Other assets                         2,014,760             --             --       2,014,760
    Investment in joint venture            575,915             --             --         575,915
                                      ------------   ------------   ------------    ------------

              Total assets            $ 27,516,888   $  1,775,368   $    377,636    $ 29,669,892
                                      ============   ============   ============    ============


                                   (Continued)

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                       PROFORMA CONSOLIDATED BALANCE SHEET
                       -----------------------------------

                                 MARCH 31, 1998
                                 --------------

                                  (unaudited)

                                  (Continued)

                                                                                               Pro Forma
                                                                    USPLC            CMI       Adjustments      Pro Forma
                                                                    -----            ---       -----------      ---------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES:
    Notes payable, current portion                              $  2,484,458    $    370,309   $         --    $  2,854,767
    Notes payable, affiliates                                      1,006,810              --             --       1,006,810
    Accounts payable                                               3,745,951         214,464             --       3,960,415
    Accrued expenses                                               1,220,937         264,754             --       1,485,691
    Other liabilities                                                357,071              --             --         357,071
                                                                ------------    ------------   ------------    ------------
              Total current liabilities                            8,815,227         849,527             --       9,664,754

NOTES PAYABLE, net of current portion                              5,364,453         453,477        250,000  a    6,067,930
DEFERRED INCOME TAXES                                                633,656              --             --         633,656
MINORITY INTEREST                                                    225,000              --             --         225,000
                                                                ------------    ------------   ------------    ------------
              Total liabilities                                   15,038,336       1,303,004        250,000      16,591,340
                                                                ------------    ------------   ------------    ------------

STOCKHOLDERS' EQUITY:
    10% Convertible preferred stock                                      221              --                            221
    Common stock                                                       1,590              --             20  a        1,610

                                                                                                    599,980  a
    Additional paid-in capital                                    13,812,918         107,995       (107,995) b   14,412,898
    Accumulated deficit                                           (1,336,177)        364,369       (364,369) b   (1,336,177)
                                                                ------------    ------------   ------------    ------------
              Total stockholders' equity                          12,478,552         472,364        127,636      13,078,552
                                                                ------------    ------------   ------------    ------------

              Total liabilities and stockholders' equity        $ 27,516,888    $  1,775,368   $    377,636    $ 29,669,892
                                                                ============    ============   ============    ============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------


                        THREE MONTHS ENDED MARCH 31, 1998
                        ---------------------------------

                                   (Unaudited)



                                                                                           Pro Forma
                                             USPLC            CPL             CMI         Adjustments          Pro Forma
                                          ------------    -----------    ------------     ------------       ------------
Net sales                                 $  7,659,261    $    46,686    $    905,819     $        --        $  8,611,766

Cost of sales                                6,058,821         60,371         497,723              --           6,616,915
                                          ------------    -----------    ------------     ------------       ------------
    Gross profit                             1,600,440        (13,685)        408,096              --           1,994,851

General, administrative and selling          1,584,796         40,925         247,448          32,980   b,c     1,906,149
                                          ------------    -----------    ------------     -----------        ------------
    Operating income (loss)                     15,644        (54,610)        160,648         (32,980)             88,702

Other income                                   105,588             --             612                             106,200
Interest expense                              (145,332)        (2,748)             --         (45,313)  d        (193,393)
Equity in loss of JV                                --             --              --                                  --
Provision for income (taxes) credits             9,640             --         (54,720)         45,080   e              --
                                          ------------    -----------    ------------     -----------        ------------
    Net income (loss)                          (14,460)       (57,358)        106,540         (33,213)              1,509

Preferred stock dividends                     (108,155)            --              --              --            (108,155)
                                          ------------    -----------    ------------     -----------        ------------

    Net income (loss) attributable
      to common stockholders              $   (122,615)   $   (57,358)   $    106,540     $   (33,213)       $   (106,646)
                                          ============    ===========    ============     ===========        ============

Basic and diluted loss per share          $      (0.01)                                                      $      (0.01)
                                          ============                                                       ============

Weighted average shares outstanding         15,737,443                                                         16,017,654
                                          ============                                                       ============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                   (Unaudited)

                                            USPL             RPI           ARDT             ESP             ITS            EPC
                                       --------------   -------------  -------------   -------------   -------------  -------------
Net sales                              $   24,739,381   $      82,868  $      38,276   $     147,145   $   1,785,026  $   2,891,508

Cost of sales                              19,779,873          62,604         59,984         137,434       1,483,824      3,125,953
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Gross profit                          4,959,508          20,264        (21,708)          9,711         301,202       (234,445)

General, administrative and selling         5,280,813          13,032         38,432         131,545         188,586        285,019
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Operating income (loss)                (321,305)          7,232        (60,140)       (121,834)        112,616       (519,464)

Other income                                   50,879             189             --              --              --          -
Interest expense                             (307,635)         (2,055)        (1,911)         (1,693)         (4,638)       (51,639)
Equity in loss of JV                         (131,897)             --             --              --              --          -
Provision for income (taxes) credits            4,329              --             --          29,918         (18,738)        97,822
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Net income (loss)                      (705,629)          5,366        (62,051)        (93,609)         89,240       (473,281)

Preferred stock dividends                    (409,705)             --             --              --              --             --
                                       --------------   -------------  -------------   -------------   -------------  -------------

      Net income (loss) attributable
          to common stockholders       $   (1,115,334)  $       5,366  $     (62,051)  $     (93,609)  $      89,240  $    (473,281)
                                       ==============   =============  =============   =============   =============  =============

Basic and diluted loss per share       $       (0.08)
                                       =============

Weighted average shares outstanding       14,053,862
                                       =============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.



                                  (continued)

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                  (Unaudited)

                                  (continued)

                                                                                                          Pro Forma
                                                WCI           GHE            CPL             CMI         Adjustments    Pro Forma
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net sales                                  $  4,791,242   $    911,304   $    704,560   $  2,614,861   $ (1,041,433)a $ 37,664,738

Cost of sales                                 3,903,960        762,615        848,240      1,570,240     (1,041,433)a   30,693,294
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Gross profit                            887,282        148,689       (143,680)     1,044,621             --      6,971,444

General, administrative and selling             953,229         52,391        167,066        667,128        147,047 b,c  7,924,288
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Operating income (loss)                 (65,947)        96,298       (310,746)       377,493       (147,047)      (952,844)

Other income                                    (16,665)            --          9,473             --                        43,876
Interest expense                                (24,823)        (4,182)       (23,250)       (61,007)      (181,250)d     (664,083)
Equity in loss of JV                                 --             --             --             --                      (131,897)
Provision for income (taxes) credits                 --             --             --       (122,000)         8,669 e           --
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Net income (loss)                      (107,435)        92,116       (324,523)       194,486       (319,628)    (1,704,948)

Preferred stock dividends                            --             --             --             --             --       (409,705)
                                           ------------   ------------   ------------   ------------   ------------   ------------

        Net income (loss) attributable
           to common stockholders          $   (107,435)  $     92,116   $   (324,523)  $    194,486   $   (319,628)  $ (2,114,653)
                                           ============   ============   ============   ============   ============   ============

Basic and diluted loss per share                                                                                      $      (0.14)
                                                                                                                      ============

Weighted average shares outstanding                                                                                     15,144,629
                                                                                                                      ============

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
              -----------------------------------------------------



1.     Unaudited Pro Forma Consolidated Balance Sheet Adjustments

       a. Adjustments to reflect the payment of cash and issuance of 200,000 shares of common stock and notes payable to effect the acquisition of Cycle-Masters, Inc. ("CMI") on May 13, 1998.

       b. Adjustment to eliminate the capital stock, additional paid-in-capital and retained earnings of CMI.

       c. Adjustment to reflect the purchase price allocation of CMI acquired assets and liabilities to estimated fair value.

2.     Unaudited Pro Forma consolidated Statements of Operations Adjustments

       a.  Adjustment to eliminate intercompany sales.

       b. Adjustment to reflect increase in amortization expense of the goodwill recorded on the acquisitions accounted for as purchases.

       c. Adjustment to reflect depreciation expense on equipment recorded at the fair value for acquisitions accounted for as purchases.

       d. Adjustment to reflect interest expense for cash paid and or notes payable issued for acquisitions, net of debt not assumed or replaced.

       e. Adjustment to eliminate all income taxes provided by acquired companies prior to the acquisition. No income tax credits are recorded on the pro forma loss for the year ended December 31, 1997.

       f. The weighted average shares outstanding used to calculate pro forma income per share is based on the historical average number of shares of common stock outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1997. For both the year ended December 31, 1997 and the six months ended March 31, 1998, common stock equivalents have been excluded because they are antidilutive.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



To the Shareholders of
    Cycle-Masters, Inc.:

We have audited the accompanying balance sheet of Cycle-Masters, Inc. (an Indiana corporation) as of September 30, 1997, and the related statements of income and retained earnings and cash flows for each of the two years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cycle-Masters, Inc. as of September 30, 1997, and the results of its operations and cash flows for each of the two years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP




Miami, Florida,
    April 30, 1998 (except with respect to
    the matter discussed in Note 7, as to
    which the date is May 13, 1998).

                               CYCLE-MASTERS, INC.

                                 BALANCE SHEETS

                                                                              September 30,     March 31,
                                                                                  1997             1998
                                                                              -------------     ---------
                                                                                               (Unaudited)

                                 ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                    $   17,990      $      621
   Trade receivables, less allowance for doubtful
     accounts of $11,300 at September 30, 1997 and
     $20,000 (unaudited) at March 31, 1998                                         323,103         545,582
   Inventories                                                                     297,268         398,108
                                                                                ----------      ----------
           Total current assets                                                    638,361         944,311

PROPERTY AND EQUIPMENT, net                                                        679,937         806,361

OTHER ASSETS                                                                        30,972          24,696
                                                                                ----------      ----------

           Total assets                                                         $1,349,270      $1,775,368
                                                                                ==========      ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                             $  219,077      $  214,464
   Accrued expenses                                                                152,857         264,754
   Line of credit                                                                       --         259,500
   Current portion of notes payable                                                110,809         110,809
                                                                                ----------      ----------
           Total current liabilities                                               482,743         849,527

NOTES PAYABLE, net of current portion                                              309,728         253,477

NOTE PAYABLE TO STOCKHOLDER                                                        200,000         200,000
                                                                                ----------      ----------
           Total liabilities                                                       992,471       1,303,004

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY:
   Common stock, no par value; authorized 1,000 shares;
     issued and outstanding 500 shares                                             107,995         107,995
   Retained earnings                                                               248,804         364,369
                                                                                ----------      ----------
           Total stockholders' equity                                              356,799         472,364
                                                                                ----------      ----------

           Total liabilities and stockholders' equity                           $1,349,270      $1,775,368
                                                                                ==========      ==========



       The accompanying notes to financial statements are an integral part of these balance sheets.

                               CYCLE-MASTERS, INC.
                               -------------------


                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   ------------------------------------------

                                                Year Ended September 30,              Six Months Ended March 31,
                                            --------------------------------      ---------------------------------
                                                1996               1997                1997                1998
                                            -------------      -------------      -------------       -------------
                                                                                             (Unaudited)

NET SALES                                   $   1,836,223      $   2,614,861      $   1,242,430       $   1,513,850

COST OF GOODS SOLD                              1,058,146          1,570,240            759,808             889,264
                                            -------------      -------------      -------------       -------------

        Gross profit                              778,077          1,044,621            482,622             624,586

OPERATING EXPENSES                                520,411            667,128            323,390             409,149
                                            -------------      -------------      -------------       -------------

        Operating income                          257,666            377,493            159,232             215,437

INTEREST EXPENSE                                   60,941             61,007             31,099              31,172
                                            -------------      -------------      -------------       -------------

        Income before income
            taxes                                 196,725            316,486            128,133             184,265

PROVISION FOR INCOME
   TAXES                                           48,568            122,000             49,400              68,700
                                            -------------      -------------      -------------       -------------

        Net income                                148,157            194,486             78,733             115,565

RETAINED EARNINGS
   (ACCUMULATED DEFICIT),
   beginning of period                            (93,839)            54,318             54,318             248,804
                                            -------------      -------------      -------------       -------------

RETAINED EARNINGS,
   end of period                            $      54,318      $     248,804      $     133,051       $     364,369
                                            =============      =============      =============       =============


     The accompanying notes to financial statements are an integral part of these statements.

                               CYCLE-MASTERS, INC.
                               -------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------





                                                          Year Ended September 30,  Six Months Ended March 31,
                                                          ------------------------  --------------------------
                                                             1996         1997         1997         1998
                                                          ----------    ---------    ---------   -------------
                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                             $ 148,157    $ 194,486    $  78,733    $ 115,565
    Adjustments to reconcile net loss to net cash
      provided by operating activities-
        Depreciation and amortization                         39,508       59,379       14,547       33,000
        Provision for uncollectible accounts                  33,844          649           --       31,300
        Changes in operating assets and liabilities:
          Accounts receivable                               (167,319)      44,900     (132,384)    (253,779)
          Inventories                                        (59,382)     (98,672)      20,881     (100,840)
          Prepaid expenses                                     7,835           --
          Other assets                                       (11,931)       8,847       14,335        6,276
          Accounts payable                                   101,652        8,193      (49,015)      (4,613)
          Accrued expenses                                    16,122      101,658       66,726      111,897
                                                           ---------    ---------    ---------    ---------
               Total adjustments                             (39,671)     124,954      (64,910)    (176,759)
                                                           ---------    ---------    ---------    ---------

               Net cash provided by operating activities     108,486      319,440       13,823      (61,194)
                                                           ---------    ---------    ---------    ---------


                                  (Continued)

                               CYCLE-MASTERS, INC.
                               -------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                  (continued)

                                                                    Year Ended September 30,  Six Months Ended March 31,
                                                                    ------------------------  --------------------------
                                                                       1996         1997          1997        1998
                                                                    ----------    ---------    ---------  ------------
                                                                                                     (Unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                             $(118,426)   $(270,433)   $ (47,429)   $(159,424)
                                                                     ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable and line of credit                     142,636      226,397      134,000      259,500
    Repayment of notes payable                                        (122,587)    (262,850)    (105,162)     (56,251)
                                                                     ---------    ---------    ---------    ---------
               Net cash provided by (used in) financing activities      20,049      (36,453)      28,838      203,249
                                                                     ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                         10,109       12,554       (4,768)     (17,369)

CASH AND CASH EQUIVALENTS, beginning of period                          (4,673)       5,436        5,436       17,990
                                                                     ---------    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, end of period                             $   5,436    $  17,990    $     668    $     621
                                                                     =========    =========    =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the year for-
      Interest                                                       $  61,342    $  62,264    $  31,099    $  31,172
                                                                     =========    =========    =========    =========

      Income taxes                                                   $  20,568    $  47,516    $  18,918    $  92,629
                                                                     =========    =========    =========    =========


     The accompanying notes to financial statements are an integral part of these statements.

                               CYCLE-MASTERS, INC.
                               -------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

Cycle-Masters, Inc. (the "Company") is engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste. The Company's plastic lumber customers are located throughout the United States.

     UNAUDITED INTERIM FINANCIAL DATA

In the opinion of the Company's management, the balance sheet as of March 31, 1998 and the statements of income and retained earnings and cash flows for the 6 months ended March 31, 1997 and 1998 include all adjustments necessary in order to make those financial statements not misleading.

     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. At September 30, 1997, the Company had no cash equivalents.

     INVENTORIES

The Company's inventories are valued at the lower of cost (first-in, first-out) or market. Inventories consist of the following:

                                                   September 30,            March 31,
                                                       1997                  1998
                                                   -------------         -------------
                                                                          (Unaudited)
     Supplies                                      $      29,470         $      38,776
     Raw materials                                        62,129                33,532
     Finished goods                                      205,669               325,800
                                                   -------------         -------------
                                                   $     297,268         $     398,108
                                                   =============         =============

     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed for financial statement purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income during the period. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renewals, improvements and betterments are capitalized.

Property and equipment consist of the following:

                                                   Useful           September 30,         March 31,
                                                    Lives               1997                1998
                                                --------------       ------------       ------------
                                                                                         (Unaudited)
Machinery and equipment                         10 - 15 years        $    568,805       $    659,265
Tools and dies                                    10 years                 52,330             62,386
Trucks                                             5 years                 54,948             71,538
Leased property                                    5 years                 20,269             20,269
Office equipment                                   5 years                 15,559             16,453
Leasehold improvements                          Life of lease              91,528            132,952
                                                                     ------------       ------------
                                                                          803,439            962,863
Less- Accumulated depreciation and
          amortization                                                   (123,502)          (156,502)
                                                                     ------------       ------------
                                                                     $    679,937       $    806,361
                                                                     ============       ============

     INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be settled or realized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash and cash equivalents, trade receivables, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value.

2.   ACCRUED EXPENSES

Accrued expenses consists of the following:

                                    September 30,            March 31,
                                         1997                  1998
                                     -----------           -----------
                                                            (Unaudited)

Accrued payroll                      $    16,602           $    66,018
Accrued taxes                            118,984                95,059
Accrued commissions                           --                72,992
Other                                     17,271                30,685
                                     -----------           -----------
                                     $   152,857           $   264,754
                                     ===========           ===========

3.   NOTE PAYABLE

Notes payable consists of the following:

                                                                       September 30,            March 30,
                                                                           1997                   1998
                                                                       -------------          ------------
                                                                                               (Unaudited)
Installment notes payable bearing interest at rates
  ranging from 7.5% to 8.4%, due in aggregate
  installments of $3,461  through March 2002,
  secured by vehicles and machinery                                    $    77,444            $     59,508

Note payable at $2,357 per month, including
  interest at 9.0%, due December 12, 2001, secured
  by substantially all assets of the Company                                99,567                  89,726




                                  (Continued)

                                                                       September 30,            March 30,
                                                                           1997                   1998
                                                                       -------------          ------------
                                                                                               (Unaudited)
Note payable at $1,655 per month, including
  interest at 9.0%, due April 30, 2001, secured by
  substantially all assets of the Company                              $      60,653          $     53,313

Notes payable bearing interest at rates ranging
  from 6.4% to 12.032%, due in aggregate
  installments of $4,142 through December 2002,
  secured by equipment                                                       182,673               161,739

Other                                                                            200                    --
                                                                       -------------          ------------
                                                                             420,537               364,286
Less - Current portion                                                      (110,809)             (110,809)
                                                                       -------------          ------------

               Long-term debt                                          $     309,728          $    253,477
                                                                       =============          ============

The following is a summary of principal maturities of long-term debt:

                                 Year Ended
                                September 30,        Amount
                              -----------------   ------------

                                    1998          $    110,809
                                    1999               102,366
                                    2000                87,487
                                    2001                86,675
                                    2002                33,200
                                                  ------------
                                                  $    420,537
                                                  ============

4.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

The Company leases equipment under operating leases. The following is a schedule of future minimum lease payments required under the leases at September 30, 1997:

                        Fiscal Year
                           Ended               Amount
                       -------------         ----------

                            1998             $  31,812
                            1999                31,812
                            2000                31,812
                                             ---------
                                             $  95,436
                                             =========

     LITIGATION

From time-to-time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

5.   INCOME TAXES

The provision for income taxes consists of the following:

                       Year Ended September 30,            Six Months Ended March 31,
                     ----------------------------         ----------------------------
                        1996              1997              1997                1998
                     -----------       ----------         ----------         ---------
                                                                   (Unaudited)


Federal              $    40,668       $  109,300         $   44,300         $  61,300
State                      7,900           12,700              5,100             7,400
                     -----------       ----------         ----------         ---------
                     $    48,568       $  122,000         $   49,400         $  68,700
                     ===========       ==========         ==========         =========

The provision for income taxes differs from the expense that would result from applying federal statutory rates primarily due to the provision for state income taxes and, in fiscal 1996, due to the utilization of net operating loss carryforwards.

6.   RELATED PARTY TRANSACTIONS

The Company has a note payable to a stockholder in the amount of $200,000. The note bears interest at 9.5% and is due in January 2000. Related party interest expense paid on this note amounted to $18,000 in fiscal 1996 and $19,000 in fiscal 1997.

The Company leases its building from its majority stockholder for $600 per month on a month to month basis.

The Company paid commissions to a stockholder amounting to $89,606 in fiscal 1996 and $164,162 in fiscal 1997.

7.   SUBSEQUENT EVENT

On May 13, 1998, the Company was acquired by U.S. Plastic Lumber Corp., an unaffiliated company, for approximately $2.45 million in cash, stock and notes.